For the fiscal year ended (a) 10/31/96
File number (c) 811-4930

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Chicago Il Brd ED

2.   Date of Purchase
        4/18/96

3.   Number of Securities Purchased
       100,000 - Due 12/01/2026

4.   Dollar Amount of Purchase
       $9,812,500

5.   Price Per Unit
       $98.125 - Due 12/01/2026

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       BA Securities

7.   Other Members of the Underwriting Syndicate
       BA Securities
       Merrill Lynch & Co.
       Artemis Capital Group
       The Chicago Corp.
       EVEREN Securities Inc.
       Grigsby Bradford & Co. Inc.
       Hudson Knight Securities, Inc.
       Morgan Stanley & Co.
       Golden, Sachs, & Co.
       Principal Financial Securities, Inc.
       Prudential Securities Inc.
       Samuel A. Ramirez & Co.
       Reioso & Company
       SBK - Brooks Investment Corp.